Exhibit 10.31

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and is of the type that the registrant treats as private or confidential.

Dated       September 2021

PCGI HOLDINGS LIMITED

and

FWD Group Holdings Limited

and

SWISS RE LTD

and

SWISS RE PRINCIPAL INVESTMENTS COMPANY ASIA PTE. LTD

and

FWD Limited

and

FWD GROUP LIMITED

POST IPO LOCK-UP AGREEMENT

relating to the arrangements subsequent to the completion of the proposed initial public offering of FWD Group Holdings Limited (formerly known as PCGI Intermediate Holdings Limited)

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Table of Contents

Contents		Page

1	Interpretation	4

2	Effective Time	6

3	SHA and the Other Instruments	6

4	Post IPO Lock-up	7

5	Permitted Disposals	8

6	Confidentiality	9

7	Announcements	10

8	Termination	10

9	Entire Agreement	11

10	Notices	11

11	Remedies and Waivers	12

12	No Partnership	13

13	Costs and Expenses	13

14	Counterparts	13

15	Choice of Governing Law	13

16	Dispute Resolution	13

17	Arbitration	14

Schedule 1 Form of Deed of Adherence	15

This agreement (the “Agreement”) is made on ___ September 2021

Between:

(1)	PCGI HOLDINGS LIMITED, a company incorporated in the Cayman Islands whose registered office is at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands and whose registered number is 276338 (“PCGI Holdings”);

(2)	FWD Group Holdings Limited (formerly known as PCGI Intermediate Holdings Limited), a company incorporated in the Cayman Islands with limited liability and registered as a non-Hong Kong company in Hong Kong, whose registered office is at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands and whose registered number is 276336 (the “IPO Company”);

(3)	SWISS RE LTD, an exempted company incorporated in Switzerland whose shares are listed on the SIX Swiss Exchange and whose registered address is at Mythenquai 50/60, 8002 Zurich, Switzerland (“SR Parent”) which is a Party to this Agreement solely for the purpose of Clause 3;

(4)	SWISS RE PRINCIPAL INVESTMENTS COMPANY ASIA PTE. LTD., a company incorporated in Singapore and whose registered address is at 12 Marina View, #16-01, Asia Square Tower 2, Singapore 018961 (“SR”);

(5)	FWD LIMITED, an exempted company incorporated in the Cayman Islands under registered number 273947 with limited liability and registered as a non-Hong Kong company in Hong Kong, whose registered office is at Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands (“FL”); and

(6)	FWD GROUP LIMITED, an exempted company incorporated in the Cayman Islands under registered number 274405 with limited liability and registered as a non-Hong Kong company in Hong Kong, whose registered office is at Floor 4, Willow House, Cricket Square, P O Box 2804, Grand Cayman KY1-1112, Cayman Islands (“FGL”),

(together, the “Parties”, and individually, a “Party”).

Whereas:

(A)	The IPO Company (itself and as successor of PCGI Limited), SR Parent and Swiss Re Investments Company Ltd, FL, FGL, Mr Huynh Thanh Phong, Mr Wong Ka Kit and Mr Ronald Joseph Arculli are parties to the Investment and Shareholders’ Agreement (Parallel Structure) dated 16 October 2013 and amended and restated on 31 July 2018, and amended but not restated on 18 December 2020 as set out in Recital (J) which, among other things, regulates the management of the FWD Group, the relationship between the IPO Company, the SR Parent and Swiss Re Investments Company Ltd and certain aspects of the affairs of, and their dealings with the FWD Group (the “SHA”).

(B)	The IPO Company (itself and as successor of PCGI Limited) and FL and FGL are parties to a Subscription Agreement dated 8 March 2019 pursuant to which, amongst other things, FL and FGL granted the IPO Company pre-emption rights in respect of further issuances of shares in FL and FGL (the “PCG B-2 Subscription Agreement”).

(C)	The IPO Company (itself and as successor of PCGI Limited) and Swiss Re Investments Company Ltd are parties to a Side Undertaking Letter dated 8 March 2019 pursuant to which, amongst other things, the IPO Company agreed not to transfer any of its “IPO Shares” (as defined in the PCG B-2 Side Undertaking Letter) to any third party unless certain of such “IPO Shares” are first offered to the IPO Company and Swiss Re Investments Company Ltd (the “PCG B-2 Side Undertaking Letter”).

(D)	Swiss Re Investments Company Ltd and FL and FGL are parties to a Subscription Agreement dated 8 March 2019 pursuant to which, amongst other things, FL and FGL granted Swiss Re Investments Company Ltd with pre-emption rights in respect of further issuances of shares in FL and FGL (the “SR B-2 Subscription Agreement”).

(E)	Swiss Re Investments Company Ltd and the IPO Company (itself and as successor of PCGI Limited) are parties to a Side Undertaking Letter dated 8 March 2019 pursuant to which, amongst other things, Swiss Re Investments Company Ltd agreed not to transfer any of its “IPO Shares” (as defined in the SR B-2 Side Undertaking Letter) to any third party unless certain of such “IPO Shares” are first offered to the IPO Company (the “SR B-2 Side Undertaking Letter”).

(F)	The IPO Company (itself and as successor of PCGI Limited) and FL and FGL are parties to a Subscription Agreement dated 23 October 2020 pursuant to which, amongst other things, FL and FGL granted the IPO Company with pre-emption rights in respect of further issuances of shares in FL and FGL (the “PCG B-3 Subscription Agreement”).

(G)	The IPO Company (itself and as successor of PCGI Limited) and Swiss Re Investments Company Ltd are parties to two Side Undertaking Letters dated 23 October 2020 pursuant to which, amongst other things, the IPO Company agreed to certain restrictions on the exercise of buy-back rights and not to transfer any of its “IPO Shares” (as defined in the PCG B-3 Side Undertaking Letters) to any third party unless certain of such “IPO Shares” are first offered to the IPO Company and Swiss Re Investments Company Ltd (the “PCG B-3 Side Undertaking Letters”).

(H)	Swiss Re Investments Company Ltd and FL and FGL are parties to a Subscription Agreement dated 23 October 2020 pursuant to which, amongst other things, FL and FGL granted Swiss Re Investments Company Ltd with pre-emption rights in respect of further issuances of shares in FL and FGL (the “SR B-3 Subscription Agreement”).

(I)	Swiss Re Investments Company Ltd and the IPO Company (itself and as successor of PCGI Limited) are parties to a Side Undertaking Letter dated 23 October 2020 pursuant to which, amongst other things, Swiss Re Investments Company Ltd agreed not to transfer any of its “IPO Shares” (as defined in the SR B-3 Side Undertaking Letter) to any third party unless certain of such “IPO Shares” are first offered to the IPO Company (the “SR B-3 Side Undertaking Letter”).

(J)	On 18 December 2020, the IPO Company (itself and as successor of PCGI Limited), FL, FGL, SR Parent and Swiss Re Investments Company Ltd entered into an amendment letter to amend the SHA (“Amendment Letter”).

(K)	On 18 December 2020:

(i)	SR executed a deed of adherence, pursuant to which SR became a party to the SHA in place of Swiss Re Investments Company Ltd and assumed all rights and obligations of Swiss Re Investments Company Ltd under the SHA;

(ii)	The IPO Company (itself and as successor of PCGI Limited), SR Parent, FL, FGL, Mr Huynh Thanh Phong, Mr Wong Ka Kit, Mr Ronald Joseph Arculli, SR and Swiss Re Investments Company Ltd entered into a Consent and Novation Agreement pursuant to which the relevant parties consented to the transfer of the rights and obligations of Swiss Re Investments Company Ltd under the SHA and the Amendment Letter to SR; and

(iii)	The IPO Company (itself and as successor of PCGI Limited), FL, FGL, SR, Swiss Re Investments Company Ltd and Mr Wong Ka Kit entered into a Consent and Novation Agreement pursuant to which the relevant parties consented to the transfer of the rights and obligations of Swiss Re Investments Company Ltd under, amongst other documents, the PCG B-2 Subscription Agreement, the PCG B-2 Side Undertaking Letter, the SR B-2 Subscription Agreement, the SR B-2 Side Undertaking Letter, the PCG B-3 Subscription Agreement, the PCG B-3 Side Undertaking Letters, the SR B-3 Subscription Agreement and the SR B-3 Side Undertaking Letter (together, the “Other Instruments”) to SR.

(L)	Pursuant to clause 31.2 of the SHA, upon completion of an IPO of FL or FGL, all provisions of the SHA shall terminate except:

(i)	those provisions expressly and affirmatively stated to continue without limit in time and certain other clauses specified in clause 31.2(A) of the SHA; and

(ii)	the benefit of clause 16.5 of the SHA (Right of first offer (Shares)) and all related provisions (with the modifications set out in clause 31.3 of the SHA), which shall continue to be available to a Shareholder (as defined in the SHA) for a period of 10 years after completion of the IPO, but the benefits of that clause shall cease to apply to a Shareholder if that Shareholder holds less than five per cent. of the total issued share capital of FL and FGL,

(such provisions together the “SHA Surviving Provisions”).

(M)	Pursuant to clause 31.4 of the SHA, if the IPO of a Listing Entity completes in accordance with the terms of the SHA:

(i)	The IPO Company and SR agree to negotiate in good faith to terminate the SHA consistent with the principles set out in clause 31.2(B) (Termination upon IPO); and

(ii)	The IPO Company and SR agree to negotiate in good faith to enter into an agreement in respect of their respective shares in the Listing Entity consistent with the principles set out in clause 31.2(B) (Termination upon IPO) and clause 31.3 (Post IPO ROFO) with the references to “Shares” being shares in the Listing Entity.

(N)	It is noted that the IPO Company (as the Listing Entity) is contemplating an initial public offering and listing of American Depositary Shares (“ADSs”) (the underlying securities of which are the Class A Shares) on the New York Stock Exchange (the “Proposed IPO”) which is expected to qualify as a “Qualified IPO” as defined in clause 21.1 of the SHA.

(O)	Pursuant to the terms set out in an Implementation Agreement dated ___ September 2021 between, among others, PCGI Holdings, the IPO Company and SR, the existing shareholders of FL and FGL (other than the IPO Company), including SR, agreed to sell their respective shareholdings in FL and FGL to the IPO Company in consideration for new Class A Shares in the IPO Company to be issued to them simultaneously with completion of the Proposed IPO (the “Implementation Agreement”).

(P)	Upon completion of the Implementation Agreement and the Proposed IPO, SR shall hold Class A Shares and PCGI Holdings shall hold Class B Shares. However, PCGI Holdings may at any time convert some or all of the Class B Shares into Class A Shares. In addition, if PCGI Holdings wishes to transfer the Class B Shares to a third party, the Class B Shares shall automatically convert into Class A Shares pursuant to the terms of the memorandum and articles of association of the IPO Company to become effective upon completion of the Implementation Agreement and the Proposed IPO.

(Q)	The Parties hereby enter into this Agreement to document the termination of all provisions of the SHA and the Other Instruments.

(R)	The Parties further hereby enter into this Agreement to provide for certain lock-up arrangements in respect of Equity Securities following completion of the Proposed IPO.

It is agreed as follows:

1	Interpretation

1.1	Definitions

In this Agreement:

“ADSs” has the meaning given to it in Recital (N);

“Amendment Letter” has the meaning given to it in Recital (J);

“Business Day” means a day (other than a Saturday or Sunday) on which banks are　open for business in Hong Kong and New York;

“Class A Shares” means the Class A ordinary shares in the share capital of the IPO Company (which shall rank pari passu with each other) which, for the avoidance of doubt, do not carry weighted voting rights at a general meeting of the IPO Company;

“Class B Shares’ means the Class B ordinary shares in the share capital of the IPO Company (which shall rank pari passu with each other) which may, subject to the terms of the memorandum and articles of association of the IPO Company, carry weighted voting rights at a general meeting of the IPO Company;

“Control” in relation to a body corporate or other person means the ability of a person to　ensure that the activities and business of that body corporate or other person are　conducted in accordance with the wishes of that person and a person shall be deemed to have “Control” of a body corporate if that person possesses or is entitled to acquire　(directly or indirectly) the majority of the issued share capital or the voting rights in that　body corporate or the right to receive the majority of the income of that body corporate on any distribution by it of all of its income or the majority of its assets on a winding up;

“Directors” means the directors of the IPO Company (each, a “Director”);

“Disposal” in relation to any Equity Security, includes, without limitation:

(i)	to offer, pledge, sell, contract to sell, sell any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Equity Security;

(ii)	to enter into any hedging, swap or other agreement or transaction (including, without limitation, any short sale or the purchase or sale of, entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, in whole or in part, any of the economic consequences of ownership of the Equity Security and is designed to, or that could reasonably be expected to lead to, or result in a transfer or disposition of the Equity Security, whether any such transaction above is to be settled by delivery of Equity Securities, in cash or otherwise;

(iii)	to make any demand for or exercise any right with respect to the registration of any Equity Security;

(iv)	file or cause to be filed or cause to confidentially submit any registration statement in connection therewith, under the Securities Act of 1933, as amended; or

(v)	publicly disclose the intention to do any of the foregoing;

“Effective Time” has the meaning given to it in Clause 2;

“Equity Securities” means Class A Shares, ADSs and any other equity, equity-like securities or securities convertible into equity of the IPO Company (including in the form of shareholder loans) (each, an “Equity Security”);

“FWD Group” means FL, FGL and their respective Subsidiaries and, if a Listing Entity is established, shall include that Listing Entity and its Subsidiaries;

“Group”, in relation to any body corporate, means any wholly-owned subsidiary of that body corporate at the relevant time and any other body corporate of which that body corporate is a wholly-owned subsidiary, and a body corporate is a wholly-owned subsidiary of another body corporate if no person has any interest (including, without limitation, any security interest) in its shares except that other and that other’s wholly owned subsidiaries or persons acting on behalf of that other or its wholly-owned subsidiaries;

“Group Transferee” means a body corporate to whom Equity Securities have been transferred pursuant to Clause 5.1.2 (Transfers of Equity Securities within a Group);

“Implementation Agreement” has the meaning given to it in Recital (O);

“IPO” means the initial public offering and listing of any equity securities of a company (including securities that are convertible into equity of a company) on any stock exchange;

“Listing Entity” means a company to be established as the holding company of FL and FGL for the purposes of effecting an IPO of that holding company;

“Other Instruments” has the meaning given to it in Recital (K);

“PCG B-2 Side Undertaking Letter” has the meaning given to it in Recital (C);

“PCG B-2 Subscription Agreement” has the meaning given to it in Recital (B);

“PCG B-3 Side Undertaking Letter” has the meaning given to it in Recital (G);

“PCG B-3 Subscription Agreement” has the meaning given to it in Recital (F);

“Proposed IPO” has the meaning given to it in Recital (N);

“SHA” has the meaning given to it in Recital (A);

“SHA Shareholder” means PCGI Holdings, SR and any other person to whom the benefit of this Agreement is extended pursuant to Clause 5.1 (Permitted transfers within a Group);

“SHA Surviving Provisions” has the meaning given to it in Recital (L);

“SR B-2 Side Undertaking Letter” has the meaning given to it in Recital (E);

“SR B-2 Subscription Agreement” has the meaning given to it in Recital (D);

“SR B-3 Side Undertaking Letter” has the meaning given to it in Recital (I);

“SR B-3 Subscription Agreement” has the meaning given to it in Recital (H);

“Subsidiaries”, in relation to a body corporate, means the other body corporates over which that body corporate has Control; and

“US$” means U.S. dollars, the lawful currency of the United States of America.

1.2	In this Agreement any reference to:

1.2.1	any Clause is to a Clause of this Agreement;

1.2.2	any statute or statutory provision includes a reference to that statute or statutory provision as amended, extended or re-enacted and to any regulation, order, instrument or subordinate legislation under the relevant statute or statutory provision; and

1.2.3	the singular includes a reference to the plural and vice versa.

1.3	The headings are for convenience only and shall not affect the interpretation of this Agreement.

1.4	Each reference in this Agreement to this Agreement or any other agreement, document or deed shall be construed as a reference to this Agreement or such other agreement, document or deed as each of the same may be amended, varied, novated or supplemented from time to time.

2	Effective Time

This Agreement (other than Clause 3) shall become effective upon completion occurring under the Implementation Agreement and the Proposed IPO (the “Effective Time”), provided that such completion occurs on or before 31 December 2021. If completion under the Implementation Agreement and the Proposed IPO does not take place on or before 31 December 2021, this Agreement shall automatically terminate unless otherwise agreed by PCGI Holdings and SR.

3	SHA and the Other Instruments

3.1	SR Consents

In consideration for the other Parties’ obligations herein, to the extent either of their consent is required under the SHA and the Other Instruments, SR Parent and SR hereby give with effect from the date of this Agreement their consent to the Proposed IPO and all related matters including, without limitation:

3.1.1	pursuant to clause 2.3(B) of the SHA, the collapse of the Parallel Structure upon completion of the steps set out in the Implementation Agreement;

3.1.2	pursuant to clause 7.1(D) of the SHA, the appointment of additional independent directors onto the board of directors of the IPO Company and its subsidiaries;

3.1.3	pursuant to clause 14.5 of the SHA, implementation of the Proposed IPO;

3.1.4	pursuant to paragraph (C) of Part B of Schedule 4 of the SHA, as a “reserved matter”, share awards having been and being granted to the Chief Executive Officer and the Chief Financial Officer (being an employee that reports directly to the Chief Executive Officer) of the FWD Group;

3.1.5	pursuant to paragraph (G) of Part B of Schedule 4 of the SHA, as a “reserved matter”, the execution of the Implementation Agreement, the registration rights agreement and other agreements to be entered into in connection with the Proposed IPO;

3.1.6	pursuant to paragraph (P) of Part B of Schedule 4 of the SHA, as a “reserved matter”, the issuance of Shares or Equity Securities by FL and FGL prior to the Proposed IPO;

3.1.7	pursuant to paragraph (R) of Part B of Schedule 4 of the SHA, as a “reserved matter”, implementation of the Proposed IPO;

3.1.8	pursuant to paragraph (U) of Part B of Schedule 4 of the SHA, the share split of the IPO Company’s share capital which necessitates a change to the constitutional documents of the IPO Company under the laws of Cayman Islands; and

3.1.9	pursuant to paragraph (J)(iii) of Schedule 2 of the Amendment Letter, implementation of the Proposed IPO.

3.2	Termination of the SHA and the Other Instruments

3.2.1	With effect from the Effective Time:

(i)	the Parties agree that, notwithstanding anything to the contrary in the SHA, the SHA (as amended pursuant to the Amendment Letter), including, for the avoidance of doubt, the SHA Surviving Provisions, shall terminate in all respects; and

(ii)	the Parties agree that the Other Instruments shall terminate in all respects.

3.2.2	Each Party shall upon becoming aware of any material breach of the SHA or any Other Instrument prior to the Effective Time promptly notify the other Parties. Upon and with effect from termination of the SHA and the Other Instruments pursuant to this Clause 3.2, the Parties confirm that none of them shall have, and hereby release each other from, any and all accrued rights, remedies, obligations or liabilities of the Parties existing either before or after the Effective Time arising under or in connection with the SHA and/or the Other Instruments.

4	Post IPO Lock-up

4.1	It is noted that PCGI Holdings and SR, among others, will enter into a lock-up agreement pursuant to which PCGI Holdings and SR, among others, will undertake to the underwriters in the Proposed IPO that each of them will not Dispose of any Equity Securities during the period commencing on the date of the lock-up agreement until the close of business 180 days after the date of the final prospectus relating to the Proposed IPO (the “IPO Lock-up Period”), in accordance with the terms set out in the lock-up agreement.

4.2	Subject to the Effective Time taking place and with effect from the end of the IPO Lock-up Period, SR undertakes for the benefit of PCGI Holdings, for good and valuable consideration, not to without the prior written consent of PCGI Holdings:

4.2.1	directly or indirectly, in one transaction or multiple transactions, Dispose of Equity Securities with an aggregate market value of US$500 million or more during the period commencing from the expiry of the IPO Lock-up Period until 90 days thereafter (the “First Lock-up Period”); and

4.2.2	directly or indirectly, in one transaction or multiple transactions, Dispose of Equity Securities of an aggregate market value of US$500 million or more (irrespective of and excluding, for the purpose of calculation, any Equity Securities Disposed of during the First Lock-up Period) during the period commencing from the expiry of the First Lock-up Period until 90 days thereafter (together with the First Lock-up Period, the “Lock-up Period”).

The market value of Equity Securities shall be calculated with reference to the trading price of ADSs at the time the relevant Disposals are made.

The rights and benefits of PCGI Holdings under this Clause 4.2 may not be assigned to any person without the prior written consent of SR, such consent not to be unreasonably withheld.

4.3	Subject to Clause 4.2 above, SR undertakes to issue a written notice to PCGI Holdings and the IPO Company by no later than three clear Business Days prior to making any Disposal of Equity Securities, specifying the following information:

4.3.1	the proposed date on which the Disposal is to be made;

4.3.2	the amount and type of Equity Securities proposed to be Disposed; and

4.3.3	the identity of the transferee of the Equity Securities (if and to the extent identifiable).

4.4	The written notice mentioned in Clause 4.3 shall be made in English and delivered both by email and WhatsApp Messenger to each of the email addresses and phone numbers set out in the written notice issued by PCGI Holdings and the IPO Company to SR on or about the date of this Agreement.

4.5	The written notice mentioned in Clause 4.3 shall be deemed to have been received:

4.5.1	(in the case of delivery by email) at the time of sending, provided that receipt shall not occur if the sender receives an automated message indicating that the email has not been delivered to the recipient; and

4.5.2	(in the case of delivery by WhatsApp Messenger) when two grey or blue ticks appear next to the relevant message.

5	Permitted Disposals

5.1	Permitted transfers within a Group

Notwithstanding anything to the contrary in Clause 4, SR may, at its sole cost and expense, Dispose of Equity Securities to any other body corporate in the same Group as SR provided that (i) the transferee shall first have entered into a Deed of Adherence in the form set out in Schedule 1 and (ii) all necessary regulatory approvals in respect of such transfer have been obtained prior to such transfer.

5.2	Group Transferee leaving the Group

5.2.1	A Group Transferee shall, before it ceases to be in the same Group as SR, (i) transfer, in a manner and to a transferee permitted by this Agreement, all the Equity Securities held by it and (ii) obtain all necessary regulatory approvals in respect of such transfer.

5.2.2	SR Parent shall procure that the transferor and the transferee of any Equity Security transferred under this Clause 5 shall, and SR shall, provide to the Directors, at their own expense, any information and evidence reasonably requested in writing by the Directors for the purpose of determining whether the transfer to the proposed transferee complies with the terms of this Clause 5.

SR Parent shall procure that any member of its Group that holds any Equity Security as a result of any transfer of Equity Securities permitted under this Clause 5 shall comply with the terms of this Agreement.

6	Confidentiality

6.1	Confidential information

Each Party shall treat as confidential all non-public information obtained as a result of negotiating and entering into this Agreement or, in the case of a SHA Shareholder, through its interest in the IPO Company or any of its business or assets and which relates to:

6.1.1	the provisions of this Agreement;

6.1.2	the negotiations relating to this Agreement;

6.1.3	the IPO Company or its business or assets; or

6.1.4	any SHA Shareholder or its affiliates or its or their business or assets.

6.2	Use of Confidential information

Each Party shall:

6.2.1	not disclose any such confidential information to any person other than:

(i)	a Director appointed by it or a member of its Group, or any of its or its Group members’ directors, shareholders or other equityholders, affiliates, employees, professional advisers or representatives whose duties include the management or monitoring of the business of the IPO Company or a party's shareholding interests in the IPO Company and who needs to know such information in order to discharge his duties; or

(ii)	a person (and its professional advisers or representatives) to whom any Equity Security is bona fide proposed to be transferred in accordance with the provisions of this Agreement provided that no information in respect of the non-disclosing SHA Shareholder shall be disclosed to such person other than the identity of the non-disclosing SHA Shareholder and that other SHA Shareholder's shareholding in the IPO Company;

6.2.2	not use any such confidential information other than for the purpose of conducting the business of the IPO Company or managing or monitoring its investment in the IPO Company; and

6.2.3	procure that any person to whom such confidential information is disclosed by it complies with the restrictions set out in this Clause 6 and shall be liable for any breach thereof.

6.3	Permitted disclosure

Notwithstanding the previous provisions of this Clause 6, any Party may disclose any such confidential information:

6.3.1	to the extent required by law or regulations or for the purpose of any judicial proceedings;

6.3.2	to the extent required to be provided to a seller under the acquisition documents;

6.3.3	to the extent to be provided to a potential purchaser or transferee of any Equity Security that is permitted to be transferred to such purchaser or transferee under this Agreement (and to its professional advisers and financiers) for the purposes of considering, evaluating, advising on or furthering the potential purchase provided that the recipients of such information agree to be bound by equivalent confidentiality restrictions;

6.3.4	to the extent required by any securities exchange or regulatory or governmental body to which that party or its affiliates is subject, wherever situated, whether or not the requirement for information has the force of law;

6.3.5	to the extent required for the purpose of any arbitration pursuant to Clause 16 (Arbitration);

6.3.6	to its professional advisers, auditors and bankers provided they have a duty to keep such information confidential;

6.3.7	to the extent the information has come into the public domain without breach by that party of its obligations hereunder; or

6.3.8	to the extent it is required to enable that Party to perform this Agreement or enforce its rights under this Agreement or otherwise vest the full benefit of this Agreement in that Party.

6.4	Duration of obligations

The restrictions contained in this Clause 6 shall continue to apply to each Party (including any SHA Shareholder who has ceased to hold Class A Shares) without limit in time.

7	Announcements

7.1	Restrictions on announcements

No announcement concerning this Agreement shall be made by any Party without the prior written approval of the others, such approval not to be unreasonably withheld or delayed.

7.2	Permitted announcements

Notwithstanding Clause 7.1, any Party may, whenever practicable after consultation with the other Parties, make an announcement concerning this Agreement or the business or assets of the IPO Company if required by: (i) law or regulations; or (ii) any securities exchange or regulatory or governmental body to which that Party or its affiliates is subject, wherever situated, whether or not the requirement has the force of law.

7.3	Duration of restrictions

The restrictions contained in this Clause 7 shall continue to apply to each Party (including any SHA Shareholder who has ceased to hold Equity Securities) without limit in time.

8	Termination

This Agreement shall terminate immediately (except for those provisions expressly stated to continue without limit in time) upon SR ceasing to hold any Equity Securities.

9	Entire Agreement

9.1	Whole and only agreement

This Agreement constitutes the whole and only agreement between the Parties relating to the subject matter of this Agreement.

9.2	No reliance on Pre-contractual Statements

Each Party acknowledges that in entering into this Agreement it is not relying upon any Pre-contractual Statement which is not set out in this Agreement, and that except for the representations and warranties contained in this Agreement, no Party makes any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to itself, its Affiliates, their respective businesses or the transactions contemplated by this Agreement.

9.3	Exclusion of other rights of action

Except in the case of fraud, no Party shall have any right of action against any other Party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that it is repeated in this Agreement.

9.4	Meaning of Pre-contractual Statement

For the purposes of this Clause, “Pre-contractual Statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement made or given by any person at any time prior to this Agreement becoming legally binding.

9.5	Variation

This Agreement may only be varied in writing signed by each of the Parties other than SR Parent.

10	Notices

10.1	Notices to be in writing

A notice under this Agreement shall only be effective if it is in writing.

10.2	Addresses

Subject to Clause 4.4 of this Agreement, notices under this Agreement shall be sent to a Party at its address or number and for the attention of the individual set out below:

Party	Address and title of individual	Facsimile number
PCGI Holdings IPO Company FWD Limited FWD Group Limited	c/o [***] Attention: [***] (copy to [***] which shall not constitute notice)	[***]
SR and SR Parent	c/o [***] Attention: [***] ([***]) (with copies to the following which shall not constitute notice: • [***] • [***] • [***] • [***]

, provided that a Party may change its notice details on giving notice to the other Parties of the change in accordance with this Clause 10. That notice shall only be effective on the date falling three clear Business Days after the notification has been received, or such later date as may be specified in the notice.

10.3	Receipt of Notices

10.3.1	Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given as follows:

(i)	if delivered personally, on delivery;

(ii)	if sent by registered post, on the date specified in the confirmation of delivery;

(iii)	if sent by facsimile, upon receipt of a confirmation of transmission.

10.3.2	Any notice given under this Agreement outside working hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of working hours in such place.

11	Remedies and Waivers

11.1	Delay or omission

No delay or omission by any Party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

10.1.1 affect that right, power or remedy; or

10.1.2 operate as a waiver of it; or

10.1.3 operate as an affirmation of this Agreement.

11.2	Single or partial exercise

The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not, unless otherwise expressly stated, preclude any other or further exercise of it or the exercise of any other right, power or remedy.

11.3	Cumulative rights

The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

11.4	Damages not an adequate remedy

Notwithstanding any express remedies provided under this Agreement and without prejudice to any other right or remedy which any Party may have, each Party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by it of the provisions of this Agreement, so that in the event of a breach or anticipated breach of such provisions, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

11.5	No third party rights

The Parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a Party to this Agreement.

12	No Partnership

Nothing in this Agreement and no action taken by the Parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the Parties or constitute any Party the agent of any other Party for any purpose.

13	Costs and Expenses

Each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement.

14	Counterparts

This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument. This Agreement may be executed through delivery of the duly executed Agreement by facsimile or electronic mail.

15	Choice of Governing Law

This Agreement is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

16	Dispute Resolution

In the event of any disputes arising out of or in connection with this Agreement, a Party shall by notice (a “DR Notice”) to the other Parties, refer the matter to the respective chief executive officer of each Party’s Group. The chief executive officer of each Party’s Group shall, as soon as reasonably practicable, meet to discuss the dispute and use reasonable endeavours to resolve it. If the dispute is not resolved within 30 days of the DR Notice, the Parties agree to submit the matter to non-binding mediation settlement proceedings under the ICC ADR Rules (and the Parties agree to conduct and actively participate in such mediation settlement proceedings in good faith). If the dispute has not been settled pursuant to the ICC ADR Rules within 45 days following the filing of a request by any Party for mediation or within such other period as the Parties may agree in writing, Clause 16 (Arbitration) shall apply.

17	Arbitration

Subject to Clause 16 (Dispute resolution):

17.1	all disputes arising out of or in connection with this Agreement, including any disputes as to its interpretation, validity or enforceability shall be finally settled by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) as are in force at the time of the dispute (the “Rules”);

17.2	the Tribunal shall consist of three arbitrators. The claimant and respondent Parties to the arbitration shall each appoint one arbitrator and the two Party-appointed arbitrators shall then jointly appoint the chairman of the tribunal within 30 days of the date of confirmation of the second Party-appointed arbitrator. In the event that the Party-appointed arbitrators are unable to agree on the appointment of a chairman within 30 days (or such additional time period as agreed by the Parties), then the ICC Court shall appoint the chairman in accordance with the Rules;

17.3	the place of arbitration shall be London;

17.4	the expenses of the arbitration shall be borne as determined by the arbitral tribunal;

17.5	the Parties agree that in so far as any provision contained in the Rules is incompatible with applicable English law, that provision or relevant part of that provision is to be excluded;

17.6	the language of the arbitration shall be English; and

17.7	the Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority or to any regulatory authority.

Nothing in Clause 16 (Dispute resolution) and this Clause 17 shall prevent any Party from seeking any interlocutory or interim relief in any appropriate or relevant jurisdiction prior to the commencement of any arbitration proceedings to the extent such relief is permitted or available in that jurisdiction.

Schedule 1
Form of Deed of Adherence

THIS DEED is made on [       ]

[by [  ], a company incorporated [in / under the laws of] [   ] under registered number [    ] whose [registered / principal] office is at [   ] (the “New Shareholder”).]

WHEREAS

(A) By a transfer dated [  ], [  ] transferred to the New Shareholder [  ] Class A Shares in the capital of FWD Group Holdings Limited (formerly known as PCGI Intermediate Holdings Limited) (the “IPO Company”).

(B) This Deed is entered into in compliance with the terms of a post IPO Lock-up Agreement relating to the arrangements subsequent to the completion of the proposed initial public offering of the IPO Company dated ___ September 2021 made among (1) PCGI Holdings Limited, (2) the IPO Company, (3) Swiss Re Ltd, (4) Swiss Re Principal Investments Company Asia Pte. Ltd. (5) FWD Limited and (6) FWD Group Limited, as such agreement shall have been or may be amended, supplemented or novated from time to time (the “Agreement”).

THIS DEED WITNESSES as follows:

1.	The New Shareholder undertakes to adhere to and be bound by the provisions of the Agreement, and to perform the obligations imposed by the Agreement which are to be performed on or after the date of this Deed, in all respects as if the New Shareholder were a party to the Agreement and named therein as a Shareholder.

2.	This Deed is made for the benefit of the original parties to the Agreement (other than SR Parent) (each referred to in clause 5 below as a "party").

3.	The address and facsimile number or other contact details of the New Shareholder for the purposes of clause 9 of the Agreement is set out below on the signature page to this Deed

4.	Any matter, claim or dispute arising out of or in connection with this Deed, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

5.	All disputes arising out of or in connection with this Deed, including any disputes as to its interpretation, validity or enforceability shall be finally settled by binding arbitration under the Rules of Arbitration of the International Chamber of Commerce ("ICC") as are in force at the time of the dispute (the "Rules"). The governing law of this Deed shall be the substantive law of England.

a.	The tribunal shall consist of three arbitrators. The claimant and respondent parties to the arbitration shall each appoint one arbitrator and the two party appointed arbitrators shall then jointly appoint the chairman of the tribunal within 30 days of the date of confirmation of the second party appointed arbitrator. In the event that the party appointed arbitrators are unable to agree on the appointment of a chairman within 30 days (or such additional time period as agreed by the parties), then the ICC Court shall appoint the chairman in accordance with the Rules.

b.	The place of arbitration shall be London.

c.	The expenses of the arbitration shall be borne as determined by the arbitral tribunal.

d.	the parties agree that in so far as any provision contained in the ICC Rules is incompatible with applicable English law, that provision or relevant part of that provision is to be excluded.

e.	The language of the arbitration shall be English.

f.	The parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority or to any regulatory authority.

6.	Unless otherwise defined, capitalised terms in this Deed shall have the same meanings as defined in the Agreement.

IN WITNESS of which this Deed has been executed and delivered by the New Shareholder on the date which first appears above.

[Insert appropriate execution block.]

Address:

[Fax:][Other contact details]

IN WITNESS WHEREOF this Agreement has been executed on the date first stated above.

For and on behalf of

PCGI HOLDINGS LIMITED

By:	[***]

Name: [***]

Title: [***]

Address: [***]

Fax: [***]

For and on behalf of

FWD Group Holdings Limited

By:	[***]

Name: [***]

Title: [***]

Address: [***]

Fax: [***]

For and on behalf of

SWISS RE LTD

[***]

Authorised Signatory

[***]

Authorised Signatory

Name: [***]

Title: [***]

Address: [***]

Email: [***]

SWISS RE PRINCIPAL INVESTMENTS

COMPANY ASIA PTE. LTD

[***]

Authorised Signatory

[***]

Authorised Signatory

Name: [***]

Title: [***]

Address: [***]

Email: [***]

For and on behalf of

FWD LIMITED

By:	[***]

Name: [***]

Title: [***]

Address: [***]

Fax: [***]

For and on behalf of

FWD GROUP LIMITED

By:	[***]

Name: [***]

Title: [***]

Address: [***]

Fax: [***]